Amendment No. 1 to

Investment Advisory Agreement

Amendment No. 1 dated February 12, 2019 to the Amended and Restated Investment Advisory Agreement dated January 2, 2014 as amended through June 16, 2017 (the “Agreement”) made by and between FORETHOUGHT VARIABLE INSURANCE TRUST, a Delaware statutory trust (the “Trust”), and GLOBAL ATLANTIC INVESTMENT ADVISORS, LLC, an Indiana limited liability company (the “Advisor”).  Capitalized terms used herein and not otherwise defined shall have the definition set out in the Agreement.

In accordance with Section 12 of the Agreement, effective May 1, 2019, the parties hereby amend and restate Exhibit A of the Agreement as attached hereto.

Except as otherwise set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective upon the date above.

Forethought Variable Insurance Trust

By its authorized officer,

By:	/s/Robert M. Arena, Jr.
Name:	Robert M. Arena, Jr.
Title:	President

Global Atlantic Investment Advisors, LLC

By its authorized officer,

By:	/s/ Eric D. Todd
Name:	Eric D. Todd
Title:	President

Exhibit A

Fees

Global Atlantic American Funds® Managed Risk Portfolio(1), (2)

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.900%
Next $500 million	0.875%
Over $1 billion	0.850%

Global Atlantic Balanced Managed Risk Portfolio(1), (2)

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.550%
Next $500 million	0.525%
Over $1 billion	0.500%

Global Atlantic BlackRock Allocation Portfolio(3)

Management Fee as a percentage
Asset Level	of average daily net assets

First $1 billion	0.22%
Next $1 billion	0.21%
Over $2 billion	0.20%

Global Atlantic BlackRock Disciplined Core Portfolio(3)

Management Fee as a percentage
Asset Level	of average daily net assets

First $1 billion	0.39%
Next $1 billion	0.37%
Over $2 billion	0.35%

Global Atlantic BlackRock Disciplined Growth Portfolio(3)

Management Fee as a percentage
Asset Level	of average daily net assets

First $1 billion	0.45%
Next $1 billion	0.43%
Over $2 billion	0.41%

Global Atlantic BlackRock Disciplined International Core Portfolio(3)

Management Fee as a percentage
Asset Level	of average daily net assets

First $1 billion	0.60%
Next $1 billion	0.58%
Over $2 billion	0.56%

Global Atlantic BlackRock Disciplined Mid Cap Growth Portfolio(3)

Management Fee as a percentage
Asset Level	of average daily net assets

First $1 billion	0.55%
Next $1 billion	0.53%
Over $2 billion	0.51%

Global Atlantic BlackRock Disciplined Small Cap Portfolio(3)

Management Fee as a percentage
Asset Level	of average daily net assets

First $1 billion	0.54%
Next $1 billion	0.52%
Over $2 billion	0.50%

Global Atlantic BlackRock Disciplined U.S. Core Portfolio(3)

Management Fee as a percentage
Asset Level	of average daily net assets

First $1 billion	0.39%
Next $1 billion	0.37%
Over $2 billion	0.35%

Global Atlantic BlackRock Disciplined Value Portfolio(3)

Management Fee as a percentage
Asset Level	of average daily net assets

First $1 billion	0.45%
Next $1 billion	0.43%
Over $2 billion	0.41%

Global Atlantic BlackRock Selects Managed Risk Portfolio(1), (4), (9)

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.550%
Next $500 million	0.525%
Over $1 billion	0.500%

Global Atlantic BlackRock High Yield Portfolio(3)

Management Fee as a percentage
Asset Level	of average daily net assets

First $1 billion	0.50%
Next $1 billion	0.48%
Over $2 billion	0.46%

Global Atlantic Franklin Dividend and Income Managed Risk Portfolio(1), (5)

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.850%
Next $500 million	0.825%
Over $1 billion	0.800%

Global Atlantic Goldman Sachs Core Fixed Income Portfolio(3)

Management Fee as a percentage
Asset Level	of average daily net assets

First $250 million	0.34%
Next $250 million	0.32%
Over $500 million	0.26%

Global Atlantic Goldman Sachs Dynamic Trends Allocation Portfolio(1), (6)

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.850%
Next $500 million	0.825%
Over $1 billion	0.800%

Global Atlantic Goldman Sachs Global Equity Insights Portfolio(3)

Management Fee as a percentage
Asset Level	of average daily net assets

First $250 million	0.63%
Next $250 million	0.61%
Next $500 million	0.58%
Over $1 billion	0.55%

Global Atlantic Goldman Sachs Large Cap Growth Insights Portfolio(3)

Management Fee as a percentage
Asset Level	of average daily net assets

First $250 million	0.37%
Next $250 million	0.35%
Next $500 million	0.34%
Over $1 billion	0.32%

Global Atlantic Goldman Sachs Mid Cap Value Insights Portfolio(3)

Management Fee as a percentage
Asset Level	of average daily net assets

First $250 million	0.55%
Next $250 million	0.53%
Next $500 million	0.51%
Over $1 billion	0.48%

Global Atlantic Growth Managed Risk Portfolio(1), (7)

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.550%
Next $500 million	0.525%
Over $1 billion	0.500%

Global Atlantic Moderate Growth Managed Risk Portfolio(1), (7)

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.550%
Next $500 million	0.525%
Over $1 billion	0.500%

Global Atlantic PIMCO Tactical Allocation Portfolio(1), (6)

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.850%
Next $500 million	0.825%
Over $1 billion	0.800%

Global Atlantic Select Advisor Managed Risk Portfolio(1), (2)

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.900%
Next $500 million	0.875%
Over $1 billion	0.850%

Global Atlantic Wellington Managed Risk Portfolio(1), (2)

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.850%
Next $500 million	0.825%
Over $1 billion	0.800%

Global Atlantic Wilshire Dynamic Conservative Allocation Portfolio(1), (8)

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.360%
Next $500 million	0.350%
Next $2 billion	0.340%
Next $2 billion	0.330%
Over $5 billion	0.310%

Global Atlantic Wilshire Dynamic Growth Allocation Portfolio(1), (8)

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.360%
Next $500 million	0.350%
Next $2 billion	0.340%
Next $2 billion	0.330%
Over $5 billion	0.310%

(1) On May 2, 2016, Global Atlantic Financial Group, the ultimate parent company of the Portfolios’ investment adviser, unified its businesses under the Global Atlantic brand. As a result, effective April 29, 2016, each Portfolio’s name changed to replace “FVIT” with “Global Atlantic.”

(2) Effective date of Agreement and fee schedule January 2, 2014

(3) Effective date of Agreement and fee schedule June 16, 2017

(4) Effective date of Agreement January 2, 2014 and Effective date of fee schedule May 1, 2019

(5) Effective date of Agreement and fee schedule March 12, 2014

(6) Effective date of Agreement and fee schedule February 6, 2015

(7) Effective date of Agreement and fee schedule February 11, 2014

(8) Effective date of Agreement and fee schedule February 9, 2016

(9) Formerly known as Global Atlantic BlackRock Global Allocation Managed Risk Portfolio prior to May 1, 2019